HealthEquity Reports First Quarter Ended April 30, 2024 Financial Results
Highlights of the first quarter include:
•Revenue of $287.6 million, an increase of 18% compared to $244.4 million in Q1 FY24.
•Net income of $28.8 million, compared to $4.1 million in Q1 FY24, with non-GAAP net income of $70.3 million, an increase of 64% compared to $42.8 million in Q1 FY24.
•Net income per diluted share of $0.33, compared to $0.05 in Q1 FY24, with non-GAAP net income per diluted share of $0.80, compared to $0.50 in Q1 FY24.
•Adjusted EBITDA of $117.4 million, an increase of 36% compared to $86.6 million in Q1 FY24.
•9.1 million HSAs, an increase of 13% compared to Q1 FY24.
•Total HSA Assets of $27.3 billion, an increase of 22% compared to Q1 FY24.
•16.0 million Total Accounts, including both HSAs and complementary CDBs, an increase of 7% compared to Q1 FY24.
•The Company completed its acquisition of the BenefitWallet HSA portfolio on May 9, 2024.

Draper, Utah – June 3, 2024 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced financial results for its first quarter ended April 30, 2024.
"Record first quarter HSA sales, greater Enhanced Rates adoption, and timely transition of two of three BenefitWallet tranches made for a great team start to fiscal 2025" said Jon Kessler, President and CEO of HealthEquity. "With momentum on both growth and margins, we are raising full year guidance and pushing forward our platform investments to deliver remarkable experiences, deepen partnerships, and drive member outcomes."
First quarter financial results
Revenue for the first quarter ended April 30, 2024 was $287.6 million, an increase of 18% compared to $244.4 million for the first quarter ended April 30, 2023. Revenue this quarter included: service revenue of $118.2 million, custodial revenue of $121.6 million, and interchange revenue of $47.7 million.
HealthEquity reported net income of $28.8 million, or $0.33 per diluted share, and non-GAAP net income of $70.3 million, or $0.80 per diluted share, for the first quarter ended April 30, 2024. The Company reported net income of $4.1 million, or $0.05 per diluted share, and non-GAAP net income of $42.8 million, or $0.50 per diluted share, for the first quarter ended April 30, 2023.
Adjusted EBITDA was $117.4 million for the first quarter ended April 30, 2024, an increase of 36% compared to the first quarter ended April 30, 2023. Adjusted EBITDA was 41% of revenue, compared to 35% for the first quarter ended April 30, 2023.
Account and asset metrics
HSAs as of April 30, 2024 were 9.1 million, an increase of 13% year over year, including 665,000 HSAs with investments, an increase of 20% year over year. Total Accounts as of April 30, 2024 were 16.0 million, including 6.9 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of April 30, 2024 were $27.3 billion, an increase of 22% year over year. Total HSA Assets included $15.9 billion of HSA cash and $11.4 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.9 billion as of April 30, 2024.
BenefitWallet HSA portfolio acquisition
In September 2023, we entered into an agreement to acquire the BenefitWallet HSA portfolio from Conduent Business Services, LLC. Pursuant to the purchase agreement, approximately 616,000 HSAs and other accounts and $2.7 billion of HSA Assets were transferred from Conduent to HealthEquity in three separate tranches during the first and second quarters of fiscal 2025 for an aggregate purchase price of $425.0 million. We paid the aggregate purchase price using $225.0 million of borrowings under our revolving credit facility, with the remainder paid using cash on hand.
Business outlook
For the fiscal year ending January 31, 2025, management expects revenue of $1.16 billion to $1.18 billion. Its outlook for net income is between $90 million and $105 million, resulting in net income of $1.01 to $1.18 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $261 million and $276 million, resulting in non-GAAP net income per diluted share of $2.93 to $3.10 (based on an estimated 89 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $454 million to $474 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Monday, June 3, 2024 to discuss the fiscal 2025 first quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and various other consumer-directed benefits for over 16 million accounts, working in close partnership with employers, benefits advisors, and health and retirement plan providers who share our unwavering commitment to our mission to save and improve lives by empowering healthcare consumers. Through cutting-edge solutions, innovation, and a relentless focus on improving health outcomes, we empower individuals to take control of their healthcare journey while ultimately enhancing their overall well-being. Learn more about our “Purple" service and approach at www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,”

“expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	April 30, 2024	January 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$251,229	$403,979
Accounts receivable, net of allowance for doubtful accounts of $3,741 and $3,947 as of April 30, 2024 and January 31, 2024, respectively	106,218	104,893
Other current assets	47,455	48,564
Total current assets	404,902	557,436
Property and equipment, net	5,083	6,013
Operating lease right-of-use assets	48,108	48,380
Intangible assets, net	1,071,371	835,948
Goodwill	1,648,145	1,648,145
Other assets	68,875	67,868
Total assets	$3,246,484	$3,163,790
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$18,167	$12,041
Accrued compensation	23,103	49,608
Accrued liabilities	41,192	46,038
Operating lease liabilities	9,755	9,404
Total current liabilities	92,217	117,091
Long-term liabilities
Long-term debt, net of issuance costs	925,675	874,972
Operating lease liabilities, non-current	48,253	48,766
Other long-term liabilities	19,273	19,270
Deferred tax liability	63,282	68,670
Total long-term liabilities	1,056,483	1,011,678
Total liabilities	1,148,700	1,128,769
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of April 30, 2024 and January 31, 2024, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 87,010 and 86,127 shares issued and outstanding as of April 30, 2024 and January 31, 2024, respectively	9	9
Additional paid-in capital	1,863,334	1,829,384
Accumulated earnings	234,441	205,628
Total stockholders’ equity	2,097,784	2,035,021
Total liabilities and stockholders’ equity	$3,246,484	$3,163,790

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2024	2023
Revenue
Service revenue	$118,214	$111,073
Custodial revenue	121,644	88,480
Interchange revenue	47,739	44,879
Total revenue	287,597	244,432
Cost of revenue
Service costs	82,347	80,873
Custodial costs	9,057	8,038
Interchange costs	9,055	7,051
Total cost of revenue	100,459	95,962
Gross profit	187,138	148,470
Operating expenses
Sales and marketing	23,494	19,935
Technology and development	56,090	53,192
General and administrative	38,236	25,538
Amortization of acquired intangible assets	25,545	23,166
Merger integration	2,143	3,458
Total operating expenses	145,508	125,289
Income from operations	41,630	23,181
Other expense
Interest expense	(11,795)	(14,997)
Other income, net	3,404	1,828
Total other expense	(8,391)	(13,169)
Income before income taxes	33,239	10,012
Income tax provision	4,426	5,918
Net income and comprehensive income	$28,813	$4,094
Net income per share:
Basic	$0.33	$0.05
Diluted	$0.33	$0.05
Weighted-average number of shares used in computing net income per share:
Basic	86,472	85,030
Diluted	88,324	86,102

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Three months ended April 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$28,813	$4,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,938	39,041
Stock-based compensation	32,020	18,204
Amortization of debt discount and issuance costs	703	782
Loss on extinguishment of debt	—	1,157
Deferred taxes	(5,388)	(738)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,325)	(1,579)
Other assets	(227)	(4,514)
Operating lease right-of-use assets	1,741	1,844
Accrued compensation	(25,757)	(25,381)
Accounts payable, accrued liabilities, and other current liabilities	(2,347)	(50)
Operating lease liabilities, non-current	(1,745)	(1,921)
Other long-term liabilities	3	599
Net cash provided by operating activities	65,429	31,538
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(13,106)	(9,003)
Purchases of property and equipment	(721)	(132)
Acquisitions of HSA portfolios	(256,123)	—
Net cash used in investing activities	(269,950)	(9,135)
Cash flows from financing activities:
Proceeds from long-term debt	50,000	—
Principal payments on long-term debt	—	(54,375)
Settlement of client-held funds obligation, net	(546)	2,432
Proceeds from exercise of common stock options	2,317	916
Net cash provided by (used in) financing activities	51,771	(51,027)
Decrease in cash and cash equivalents	(152,750)	(28,624)
Beginning cash and cash equivalents	403,979	254,266
Ending cash and cash equivalents	$251,229	$225,642

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Three months ended April 30,
(in thousands)	2024	2023
Supplemental cash flow data:
Interest expense paid in cash	$18,850	$19,498
Income tax payments (refunds), net	277	(7)
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	2,404	2,465
Purchases of property and equipment included in accounts payable or accrued liabilities	32	119
Acquisitions of HSA portfolios included in accounts payable or accrued liabilities	4,453	—
Exercise of common stock options receivable	42	120
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended April 30,
(in thousands)	2024	2023
Cost of revenue	$4,525	$3,606
Sales and marketing	4,323	2,779
Technology and development	5,940	4,892
General and administrative	17,232	6,927
Total stock-based compensation expense	$32,020	$18,204
Total Accounts (unaudited)

(in thousands, except percentages)	April 30, 2024	April 30, 2023	% Change	January 31, 2024
HSAs	9,097	8,045	13%	8,692
New HSAs from sales - Quarter-to-date	194	134	45%	497
New HSAs from sales - Year-to-date	194	134	45%	949
New HSAs from acquisitions - Year-to-date	400	—	*	—
HSAs with investments	665	556	20%	610
CDBs	6,913	6,954	(1)%	7,006
Total Accounts	16,010	14,999	7%	15,698
Average Total Accounts - Quarter-to-date	15,919	14,980	6%	15,318
Average Total Accounts - Year-to-date	15,919	14,980	6%	15,105

HSA Assets (unaudited)

(in millions, except percentages)	April 30, 2024	April 30, 2023	% Change	January 31, 2024
HSA cash	$15,850	$14,113	12%	$15,006
HSA investments	11,427	8,206	39%	10,208
Total HSA Assets	27,277	22,319	22%	25,214
Average daily HSA cash - Quarter-to-date	15,388	14,074	9%	14,210
Average daily HSA cash - Year-to-date	15,388	14,074	9%	14,071
Client-held funds (unaudited)

(in millions, except percentages)	April 30, 2024	April 30, 2023	% Change	January 31, 2024
Client-held funds	$858	$926	(7)%	$842
Average daily Client-held funds - Quarter-to-date	840	902	(7)%	791
Average daily Client-held funds - Year-to-date	840	902	(7)%	845
Reconciliation of net income to Adjusted EBITDA (unaudited)

	Three months ended April 30,
(in thousands)	2024	2023
Net income	$28,813	$4,094
Interest income	(3,881)	(1,598)
Interest expense	11,795	14,997
Income tax provision	4,426	5,918
Depreciation and amortization	13,393	15,875
Amortization of acquired intangible assets	25,545	23,166
Stock-based compensation expense	32,020	18,204
Merger integration expenses	2,143	3,458
Amortization of incremental costs to obtain a contract	1,632	1,304
Costs associated with unused office space	790	1,016
Other	759	153
Adjusted EBITDA	$117,435	$86,587

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2025
Net income	$90 - 105
Interest income	(15)
Interest expense	63
Income tax provision	30 - 35
Depreciation and amortization	50
Amortization of acquired intangible assets	112
Stock-based compensation expense	100
Merger integration expenses	13
Amortization of incremental costs to obtain a contract	7
Costs associated with unused office space	3
Other expense	1
Adjusted EBITDA	$454 - 474

Reconciliation of net income to non-GAAP net income (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2024	2023
Net income	$28,813	$4,094
Income tax provision	4,426	5,918
Income before income taxes - GAAP	33,239	10,012
Non-GAAP adjustments:
Amortization of acquired intangible assets	25,545	23,166
Stock-based compensation expense	32,020	18,204
Merger integration expenses	2,143	3,458
Costs associated with unused office space	790	1,016
Loss on extinguishment of debt	—	1,157
Total adjustments to income before income taxes - GAAP	60,498	47,001
Income before income taxes - Non-GAAP	93,737	57,013
Income tax provision - Non-GAAP (1)	23,434	14,253
Non-GAAP net income	70,303	42,760

Diluted weighted-average shares	88,324	86,102
GAAP net income per diluted share	$0.33	$0.05
Non-GAAP net income per diluted share	$0.80	$0.50
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2025
Net income	$90 - 105
Income tax provision	30 - 35
Income before income taxes - GAAP	120 - 140
Non-GAAP adjustments:
Amortization of acquired intangible assets	112
Stock-based compensation expense	100
Merger integration expenses	13
Costs associated with unused office space	3
Total adjustments to income before income taxes - GAAP	228
Income before income taxes - Non-GAAP	348 - 368
Income tax provision - Non-GAAP (1)	87 - 92
Non-GAAP net income	$261 - 276

Diluted weighted-average shares	89
GAAP net income per diluted share (2)	$1.01 - 1.18
Non-GAAP net income per diluted share (2)	$2.93 - 3.10
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)GAAP and Non-GAAP net income per diluted share may not calculate due to rounding.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.